EXHIBIT 99.01

Chegg Reports Q1 2019 Financial Results and Raises Full Year 2019 Guidance
Chegg Services hits a record 2.2 million subscribers for the quarter

SANTA CLARA, Calif., April 29, 2019 /PRNewswire/ -- Chegg, Inc. (NYSE:CHGG), a Smarter Way to Student, today reported financial results for the three months ended March 31, 2019.

“Chegg is off to a strong start to the year. In Q1, we achieved 27% total revenue growth driven by 34% revenue growth for Chegg Services, and we exceeded our profit expectations given the increased leverage we see in the model at scale,” said Dan Rosensweig, CEO of Chegg, Inc. “This gives us the confidence to raise 2019 guidance as we focus on our mission of helping students improve their outcomes.”

Q1 2019 Highlights:

•	Total Net Revenues of $97.4 million, an increase of 27% year-over-year

•	Chegg Services Revenues grew 34% year-over-year to $75.3 million, or 77% of total net revenues, compared to 73% in Q1 2018

•	Net Loss was $4.3 million

•	Non-GAAP Net Income was $19.6 million

•	Adjusted EBITDA was $23.9 million

•	2.2 million: number of Chegg Services subscribers, an increase of 31% year-over-year

•	200 million: total Chegg Study content views, an increase of 27% year-over-year

Total net revenues include revenues from Chegg Services and Required Materials. Chegg Services primarily includes Chegg Study, Chegg Writing, Chegg Tutors, and Chegg Math Solver. Required Materials includes rental and sale of print textbooks and eTextbooks.

For more information about non-GAAP net income and adjusted EBITDA, and a reconciliation of non-GAAP net income to net loss, and adjusted EBITDA to net loss, see the sections of this press release titled “Use of Non-GAAP Measures,” “Reconciliation of Net Loss to EBITDA and Adjusted EBITDA,” and “Reconciliation of GAAP to Non-GAAP Financial Measures.”

Business Outlook:

Second Quarter 2019

•	Total Net Revenues in the range of $91 million to $93 million

•	Chegg Services Revenues in the range of $79 million to $80 million

•	Gross Margin between 76% and 77%

•	Adjusted EBITDA in the range of $27 million to $28 million

Full Year 2019

•	Total Net Revenues in the range of $393 million to $398 million

•	Chegg Services Revenues in the range of $329 million to $332 million

•	Gross Margin between 75% and 76%

•	Adjusted EBITDA in the range of $117 million to $120 million

•	Capital Expenditures in the range of $40 million to $50 million

For more information about the use of forward-looking non-GAAP measures, a reconciliation of forward-looking net loss to EBITDA and adjusted EBITDA for the second quarter 2019 and full year 2019, see the below sections of the press release titled “Use of Non-GAAP Measures,” and “Reconciliation of Forward-Looking Net Loss to EBITDA and Adjusted EBITDA.”

An updated investor presentation and an investor data sheet can be found on Chegg’s Investor Relations website http://investor.chegg.com.

Prepared Remarks - Dan Rosensweig, CEO Chegg, Inc.

Thank you, Tracey, and welcome everyone. Chegg is off to another great start to the year and we couldn’t be more excited for the future. In Q1 we had 27% year-over-year revenue growth, driven by 31% year-over-year subscriber growth, leading to 34% year-over-year revenue growth for Chegg Services. As a result, we exceeded our profit expectations, given the increased leverage we see in our model. Given our financial performance we feel confident once again in raising our guidance for both revenue and adjusted EBITDA.

We remain focused on executing our top three priorities for 2019. One, to deliver on our financial goals and to continue to provide overwhelming value for our learners. Two, to expand our TAM by expanding the subjects we cover and the modalities and formats of content we offer, including coverage of other countries. Three, to continue investing in opportunities that leverage the strength of our brand, reach, and customer base, and provide opportunities for meaningful growth in future years.

We believe our growth rates reflect the strength of our brand and the quality of our execution. We are proud that Chegg has become a trusted resource to help students navigate the difficult journey from learning to earning. The goal of any platform company is to become “the verb”; the first thought for the user in a category. With 87 percent brand awareness and 85 percent organic traffic, Chegg is rapidly becoming the go to destination for learners. The more content, modalities, and services we offer, the more we strengthen our position in a very big market.

The education industry is undergoing dramatic, long-term restructuring. As in other industries, there is a chance for a platform company to distance themselves from others in their space. We feel Chegg has become this leader. We own the relationship with our customer; we are not dependent on other channels of distribution; we own proprietary content, and, we own the customer data, so we are able to know what they want, when they want it, and how they want it, and efficiently and effectively respond to their needs. As a result, we believe we can provide more personalized services, grow faster, and acquire customers for less, making our business model more predictable, sustainable, and profitable, thereby creating greater value for our customers and shareholders.

With learners increasingly benefiting from online education services, we believe Chegg is best suited to meet the needs of the modern learner. We remain hyper focused on making education more affordable, relevant, and accessible. For years we have said that education is ripe for realignment and needs to be more focused on the student and their needs: online, on demand, more affordable and personalized. Students need expert, authoritative, trusted content that supports their efforts to graduate and master the subjects from the institution of their choice. This is what Chegg does.

We are now seeing this realignment happening across our industry at increasing speed. We see huge growth in online undergraduate courses offered by schools, with more and more online classes provided by not for profit institutions, and new partnerships continue to be formed with companies focused on continuing education, as well as an increased effort on skills-based training and retraining by corporations themselves. As these trends grow, so does the number of learners for Chegg to support, which expands our TAM.

As the education industry evolves to become more relevant to its primary audience, the student, we expect to see further consolidation. We believe that the largest players have the opportunity to grow the fastest and we have positioned Chegg to continue to grow our core services and add new ones as these opportunities arise. Our ability to organically grow, while at the same time acquire new high growth, high margin services, where we can accelerate their growth, has become a core competency. Chegg has always been prudent in deciding whether to build, buy, or partner to deliver our services, but we are now better capitalized than we have ever been to take advantage of the opportunities in the market as they arise. At the same time, we believe our core business remains incredibly strong.

Chegg Study remains our largest service and is operating at scale. We now have a library of 28 million proprietary, expert answers and textbook solutions, and we now cover 36 thousand textbooks ISBNs. Our investment in proprietary content, including video, helped drive 200 million Chegg Study content views in Q1, and we expect the addition of even more formats and subjects will deepen our user engagement. We believe this reflects the tremendous value students see in having an online, on-demand, learning service, that provides high-integrity content, in the formats they need, that meets them at their academic level at the time when they need it most. We see more opportunities to invest in Chegg Study with added content, modalities, subjects, and of course through international expansion.

Our second largest service is Chegg Writing, which is also seeing great momentum. Chegg Writing is an essential aspect of the paper writing process for millions of students every year. This quarter alone students created 126 million citations and submitted 1.9 million original papers to Chegg for review. Students across America continue to struggle with writing and there is a tremendous opportunity to help them succeed. This is why we are making important investments in A.I. for our writing subscription service, so we are better able to help students improve their writing competency at scale. With our partnership with Purdue OWL, the world-renowned online writing lab from one of the country's leading academic institutions, we are thrilled to see more students using our subscription writing service and get the help they need in grammar, sentence structure, avoiding plagiarism, and more.

Students today are more diverse than they have ever been, and it’s clear the curriculum needs to be expanded, adjusted, and tailored to equip them for the modern work force. They are different ages, many are parents, they are working, they speak different languages, many have come from different countries, and they come from various economic backgrounds. They learn from different institutions, at different times of day, across a wide variety of subject matters. Chegg is building a platform with a goal to support them all.

Our industry is clearly evolving faster than many intuitions can adapt. There is more of a need for the services Chegg provides than ever before. There will be more opportunities for students to learn in different ways. They will need more of the expert, authoritative, trusted tools that can support their ability to master the subject, pass the class, and gain the necessary skills to accelerate the path from learning to earning.

I’m thrilled we are off to a great start but, more importantly, we see the opportunity is bigger than it’s ever been.

And with that, I will turn it over to Andy.

Prepared Remarks - Andy Brown, CFO Chegg, Inc.

Thanks Dan and good afternoon everyone.

We had a great Q1, with all key metrics and financials ahead of our expectations. The strong results and continued momentum into Q2, give us the confidence to raise our full year guidance again for 2019. In addition, late in the quarter, we strengthened our balance sheet by raising $700 million via a convertible debt offering on very favorable terms, which we believe puts us in a position of increased strength for future growth and extends our position as a leader in the direct to student market.

For the first quarter, total revenue was $97.4 million, a 27% increase year over year, with both Chegg Services and Required Materials exceeding our expectations. Chegg Services revenue grew 34% year over year as we continued to achieve robust growth rates off a large base for our subscription services and all indications suggest we gained share in Required Materials during the spring semester. We continue to offer Required Materials because we solve a significant pain point for students, and it also increases our reach, provides data, and builds brand on campus.

And as you would expect, with that performance, gross margin exceeded our expectations at 76%.

Our strong performance in both revenue and gross margin drove adjusted EBITDA of $23.9 million, a 43% increase from Q1 of 2018, demonstrating the power of the model and the leverage of our subscription-based offerings.

Looking at the balance sheet, we ended the quarter with cash and investments of $997 million, which includes the $700 million capital raise. We are pleased to notify you that in early Q2, the banks exercised the over-allotment option of $100 million, bringing the aggregate raise to $800 million.

We believe our balance sheet, along with a strong business model that generates cash, puts us in a position to accelerate our growth and relevance with students as opportunities become available.

Based on the results of Q1, and the momentum we saw in the spring semester rush, and the continued leverage as we scale, we are increasing our guidance for the remainder of the year.

We expect:

•	Total revenue for Q2 to be between $91 and $93 million;

•	With Chegg Services revenue between $79 and $80 million;

•	Gross margin between 76% and 77%;

•	And adjusted EBITDA between $27 and $28 million.

For full year 2019, we now expect:

•	Total revenue to be between $393 and $398 million;

•	With Chegg Services revenue between $329 and $332 million. And similar to last year, we expect Chegg Services revenue and annual subscriber growth rates to be closely aligned;

•	Gross margin between 75% and 76%;

•	And Adjusted EBITDA to be between $117 and $120 million, increasing the year over year margin by approximately 400 basis points, demonstrating the leverage of the core subscription business.

In closing, it’s been a strong start to the year, the Chegg team delivered above the high-end of our expectations, giving us the confidence to increase guidance, all while continuing to invest in both the content that powers our existing services and building out our new services and capabilities, which we expect to contribute to our growth in the future.

With that, I’ll turn the call over to the operator for your questions.

Conference Call and Webcast Information

To access the call, please dial 1-877-407-4018, or outside the U.S. +1-201-689-8471, five minutes prior to 1:30 p.m. Pacific Time (or 4:30 p.m. Eastern Time). A live webcast of the call will also be available at http://investor.chegg.com under the Events & Presentations menu. An audio replay will be available beginning at 4:30 p.m. Pacific Daylight Time on April 29, 2019, until 8:59 p.m. Pacific Daylight Time on May 6, 2019, by calling 1-844-512-2921, or outside the U.S. +1-412-317-6671, with Conference ID 13689889. An audio archive of the call will also be available at http://investor.chegg.com.

Use of Investor Relations Website for Regulation FD Purposes

Chegg also uses its media center website, http://www.chegg.com/mediacenter, as a means of disclosing material non-public information and for complying with its disclosure obligations under Regulation FD. Accordingly, investors should monitor http://www.chegg.com/mediacenter, in addition to following press releases, Securities and Exchange Commission filings and public conference calls and webcasts.

About Chegg

Chegg puts students first. As the leading student-first connected learning platform, Chegg strives to improve the overall return on investment in education by helping students learn more in less time and at a lower cost. Chegg is a publicly-held company based in Santa Clara, California and trades on the NYSE under the symbol CHGG. For more information, visit www.chegg.com.

Use of Non-GAAP Measures

To supplement Chegg’s financial results presented in accordance with generally accepted accounting principles in the United States (GAAP), this press release and the accompanying tables and the related earnings conference call contain non-GAAP financial measures, including adjusted EBITDA, non-GAAP operating expenses and margin, non-GAAP income from operations, non-GAAP net income, non-GAAP weighted average shares, and non-GAAP net income per share. For reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measures, please see the section of the accompanying tables titled, “Reconciliation of Net Loss to EBITDA and Adjusted EBITDA,” “Reconciliation of GAAP to Non-GAAP Financial Measures,” and “Reconciliation of Forward-Looking Net Loss to EBITDA and Adjusted EBITDA.”

The presentation of these non-GAAP financial measures is not intended to be considered in isolation from, as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP, and may be different from non-GAAP financial measures used by other companies. Chegg defines (1) adjusted EBITDA as earnings before interest, taxes, depreciation and amortization, or EBITDA, adjusted to exclude share-based compensation expense, other income, net, restructuring charges, and acquisition-related compensation costs; (2) non-GAAP income from operations as loss from operations excluding share-based compensation expense, amortization of intangible assets, restructuring charges, and acquisition-related compensation costs; (3) non-GAAP income from operations margin as non-GAAP income from operations divided by total net revenues; (4) non-GAAP net income as net loss excluding share-based compensation expense, amortization of intangible assets, restructuring charges, acquisition-related compensation costs, and amortization of debt discount and issuance costs; (5) non-GAAP weighted average shares outstanding as weighted average shares outstanding adjusted for the effect of dilutive options, restricted stock units, and shares related to our convertible senior notes; and (6) non-GAAP net income per share is defined as non-GAAP net income divided by non-GAAP weighted average shares outstanding. To the extent additional significant non-recurring items arise in the future, Chegg may consider whether to exclude such items in calculating the non-GAAP financial measures it uses.

Chegg believes that these non-GAAP financial measures, when taken together with the corresponding GAAP financial measures, provide meaningful supplemental information regarding Chegg’s performance by excluding items that may not be indicative of Chegg’s core business, operating results or future outlook. Chegg management uses these non-GAAP financial measures in assessing Chegg’s operating results, as well as when planning, forecasting and analyzing future periods and believes that such measures enhance investors’ overall understanding of our current financial performance. These non-GAAP financial measures also facilitate comparisons of Chegg’s performance to prior periods.

As presented in the “Reconciliation of Net Loss to EBITDA and Adjusted EBITDA,” “Reconciliation of GAAP to Non-GAAP Financial Measures,” and “Reconciliation of Forward-Looking Net Loss to EBITDA and Adjusted EBITDA” tables below, each of the non-GAAP financial measures excludes one or more of the following items:

Share-based compensation expense.

Share-based compensation expense is a non-cash expense that varies in amount from period to period and is dependent on market forces that are often beyond Chegg's control. As a result, management excludes this item from Chegg's internal operating forecasts and models. Management believes that non-GAAP measures adjusted for share-based compensation provide investors with a basis to measure Chegg's core performance against the performance of other companies without the variability created by share-based compensation as a result of the variety of equity awards used by other companies and the varying methodologies and assumptions used.

Amortization of intangible assets.

Chegg amortizes intangible assets that it acquires in conjunction with business combinations, which results in non‑cash operating expenses that would not otherwise have been incurred had Chegg internally developed such intangible assets. Chegg believes excluding the accounting expense associated with acquired intangible assets from non-GAAP measures allows for a more accurate assessment of its ongoing operations.

Restructuring charges.

Restructuring charges primarily relate to expenses related to the exit of Chegg’s print coupon business, and Chegg's strategic partnership with the National Research Center for College & University Admissions. These restructuring charges are excluded from non-GAAP financial measures because they are the result of discrete events that are not considered core-operating activities. Chegg believes that it is appropriate to exclude restructuring charges from non-GAAP financial measures because it enables the comparison of period-over-period operating results from continuing operations.

Acquisition-related compensation costs.

Acquisition-related compensation costs include compensation expense resulting from the employment retention of certain key employees established in accordance with the terms of the Imagine Easy, Cogeon GmbH, WriteLab and StudyBlue acquisitions. In most cases, these acquisition-related compensation costs are not factored into management's evaluation of potential acquisitions or Chegg's performance after completion of acquisitions, because they are not related to Chegg's core operating performance. In addition, the frequency and amount of such charges can vary significantly based on the size and timing of acquisitions and the maturities of the businesses being acquired. Excluding acquisition-related compensation costs from non-GAAP measures provides investors with a basis to compare Chegg’s results against those of other companies without the variability caused by purchase accounting.

Amortization of debt discount and issuance costs.

Under GAAP, we are required to separately account for the liability (debt) and equity (conversion option) components of our convertible senior notes that were issued in private placements in March 2019 and April 2018. Accordingly, for GAAP purposes we are required to recognize the effective interest expense on our convertible senior notes and amortize the debt discount and issuance costs over the term of the notes. The difference between the effective interest expense and the contractual interest expense are excluded from management's assessment of our operating performance because management believes that these non-cash expenses are not indicative of ongoing operating performance. Chegg believes that the exclusion of the non-cash interest expense provides investors an enhanced view of our performance and enables the comparison of period-over-period results.

Forward-Looking Statements

This press release contains forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, which include, without limitation statements regarding Chegg being off to a strong start to the year, Chegg's raised outlook for 2019; and those included in the investor presentation referenced above, those included in the “Prepared Remarks” sections above, and all statements about Chegg’s outlook under “Business Outlook.” The words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “project,” “endeavor,” “will,” “should,” “future,” “transition,” “outlook” and similar expressions, as they relate to Chegg, are intended to identify forward-looking statements. These statements are not guarantees of future performance, and are based on management’s expectations as of the date of this press release and assumptions that are inherently subject to uncertainties, risks and changes in circumstances that are difficult to predict. Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements to differ materially from any future results, performance or achievements. Important factors that could cause actual results to differ materially from those expressed or implied by these forward-looking statements include the following: Chegg’s ability to attract new students, increase engagement and increase monetization; Chegg’s ability to attract new students from high schools and colleges, which are populations with inherently high turnover; the ease of accessing Chegg’s offerings through search engines; the rate of adoption of Chegg’s offerings; the effect and integration of Chegg’s acquisition of Imagine Easy Solutions, Cogeon, WriteLab, and StudyBlue; Chegg’s ability to strategically take advantage of new opportunities to leverage the Student Graph; competitive developments, including pricing pressures and other services targeting students; Chegg’s anticipated growth of Chegg Services; Chegg’s ability to build and expand its services offerings; Chegg’s ability to develop new products and services on a cost-effective basis and to integrate acquired businesses and assets; the impact of seasonality on the business; Chegg's reputation with students and tutors; the outcome of any current litigation; Chegg’s partnership with Ingram and the parties’ ability to achieve the anticipated benefits of the partnership, including the potential impact of the economic risk-sharing arrangements between Chegg and Ingram on Chegg’s results of operations; Chegg’s ability to effectively control operating costs; changes in Chegg’s addressable market; regulatory changes, in particular concerning privacy and marketing; changes in the education market; and general economic, political and industry conditions. All information provided in this release and in the conference call is as of the date hereof and Chegg undertakes no duty to update this information except as required by law. These and other important risk factors are described more fully in documents filed with the Securities and Exchange Commission, including Chegg’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on February 25, 2019 and our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2019 to be filed with the Securities and Exchange Commission, and could cause actual results to vary from expectations.

CHEGG, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except for number of shares and par value)
(unaudited)

	March 31, 2019	December 31, 2018
Assets
Current assets
Cash and cash equivalents	$914,500	$374,664
Short-term investments	70,080	93,345
Accounts receivable, net of allowance for doubtful accounts of $27 and $229 at March 31, 2019 and December 31, 2018, respectively	8,870	12,733
Prepaid expenses	15,739	4,673
Other current assets	9,691	9,510
Total current assets	1,018,880	494,925
Long-term investments	12,533	16,052
Property and equipment, net	72,937	59,904
Goodwill	149,481	149,524
Intangible assets, net	24,097	25,915
Right of use assets	15,875	—
Other assets	15,412	14,618
Total assets	$1,309,215	$760,938
Liabilities and stockholders' equity
Current liabilities
Accounts payable	$6,341	$8,177
Deferred revenue	26,276	17,418
Current operating lease liabilities	4,640	—
Accrued liabilities	35,706	34,077
Total current liabilities	72,963	59,672
Long-term liabilities
Convertible senior notes, net	789,380	283,668
Long-term operating lease liabilities	15,424	—
Other long-term liabilities	3,311	6,964
Total long-term liabilities	808,115	290,632
Total liabilities	881,078	350,304
Commitments and contingencies
Stockholders' equity:
Preferred stock, $0.001 par value – 10,000,000 shares authorized, no shares issued and outstanding	—	—
Common stock, $0.001 par value 400,000,000 shares authorized; 118,196,707 and 115,500,418 shares issued and outstanding at March 31, 2019 and December 31, 2018, respectively	118	116
Additional paid-in capital	839,924	818,113
Accumulated other comprehensive loss	(900)	(1,019)
Accumulated deficit	(411,005)	(406,576)
Total stockholders' equity	428,137	410,634
Total liabilities and stockholders' equity	$1,309,215	$760,938

CHEGG, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share amounts)
(unaudited)

	Three Months Ended March 31,
	2019	2018
Net revenues	$97,409	$76,949
Cost of revenues(1)	23,335	20,224
Gross profit	74,074	56,725
Operating expenses:
Research and development(1)	32,692	25,533
Sales and marketing(1)	18,717	15,336
General and administrative(1)	23,670	18,256
Restructuring charges	22	220
Total operating expenses	75,101	59,345
Loss from operations	(1,027)	(2,620)
Interest expense and other income, net:
Interest expense, net	(4,232)	(20)
Other income, net	1,567	564
Total interest expense and other income, net	(2,665)	544
Loss before provision for income taxes	(3,692)	(2,076)
Provision for income taxes	626	541
Net loss	$(4,318)	$(2,617)
Net loss per share, basic and diluted	$(0.04)	$(0.02)
Weighted average shares used to compute net loss per share, basic and diluted	116,730	110,904

(1) Includes share-based compensation expense as follows:
Cost of revenues	$125	$94
Research and development	4,917	4,133
Sales and marketing	1,808	1,589
General and administrative	8,188	5,826
Total share-based compensation expense	$15,038	$11,642

CHEGG, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)

	Three Months Ended March 31,
	2019	2018
Cash flows from operating activities
Net loss	$(4,318)	$(2,617)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization expense	6,785	5,217
Share-based compensation expense	15,038	11,642
Amortization of debt discount and issuance costs	4,005	—
Operating lease expense, net of accretion	1,049	—
Other non-cash items	(44)	(41)
Change in assets and liabilities:
Accounts receivable	4,024	2,783
Prepaid expenses and other current assets	(11,522)	(7,894)
Other assets	(1,166)	(506)
Accounts payable	(1,836)	(3,068)
Deferred revenue	8,858	5,185
Accrued liabilities	216	(4,286)
Other liabilities	(3,148)	138
Net cash provided by operating activities	17,941	6,553
Cash flows from investing activities
Purchases of marketable securities	(21,572)	(12,511)
Maturities of marketable securities	48,805	21,630
Purchases of property and equipment	(14,060)	(4,883)
Net cash provided by investing activities	13,173	4,236
Cash flows from financing activities
Common stock issued under stock plans, net	6,982	5,222
Payment of taxes related to the net share settlement of equity awards	(76,044)	(35,640)
Proceeds from issuance of convertible senior notes, net of issuance costs	682,594	—
Purchase of convertible senior notes capped call	(85,050)	—
Repurchase of common stock	(20,000)	—
Net cash provided by (used in) financing activities	508,482	(30,418)
Net increase (decrease) in cash, cash equivalents and restricted cash	539,596	(19,629)
Cash, cash equivalents and restricted cash, beginning of period	375,945	126,963
Cash, cash equivalents and restricted cash, end of period	$915,541	$107,334

Supplemental cash flow data:
Cash paid during the period for:
Interest	$—	$19
Income taxes	$626	$503
Cash paid for amounts included in the measurement of lease liabilities:
Operating cash flows from operating leases	$1,126	$—
Non-cash investing activities:
Accrued purchases of long-lived assets	$5,127	$3,204

	March 31,
	2019	2018
Reconciliation of cash, cash equivalents and restricted cash:
Cash and cash equivalents	$914,500	$106,827
Restricted cash included in other current assets	121	84
Restricted cash included in other assets	920	423
Total cash, cash equivalents and restricted cash	$915,541	$107,334

CHEGG, INC.
RECONCILIATION OF NET LOSS TO EBITDA AND ADJUSTED EBITDA
(in thousands)
(unaudited)

	Three Months Ended March 31,
	2019	2018
Net loss	$(4,318)	$(2,617)
Interest expense, net	4,232	20
Provision for income taxes	626	541
Depreciation and amortization expense	6,785	5,217
EBITDA	7,325	3,161
Share-based compensation expense	15,038	11,642
Other income, net	(1,567)	(564)
Restructuring charges	22	220
Acquisition-related compensation costs	3,078	2,248
Adjusted EBITDA	$23,896	$16,707

CHEGG, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(in thousands, except percentages and per share amounts)
(unaudited)

	Three Months Ended March 31,
	2019	2018
Net revenues	$97,409	$76,949

Operating expenses	$75,101	$59,345
Share-based compensation expense	(14,913)	(11,548)
Amortization of intangible assets	(1,790)	(1,417)
Restructuring charges	(22)	(220)
Acquisition-related compensation costs	(3,078)	(2,248)
Non-GAAP operating expenses	$55,298	$43,912

Operating expenses as a percent of net revenues	77.1%	77.1%
Non-GAAP operating expenses as a percent of net revenues	56.8%	57.1%

Loss from operations	$(1,027)	$(2,620)
Share-based compensation expense	15,038	11,642
Amortization of intangible assets	1,790	1,417
Restructuring charges	22	220
Acquisition-related compensation costs	3,078	2,248
Non-GAAP income from operations	$18,901	$12,907

Net loss	$(4,318)	$(2,617)
Share-based compensation expense	15,038	11,642
Amortization of intangible assets	1,790	1,417
Restructuring charges	22	220
Acquisition-related compensation costs	3,078	2,248
Amortization of debt discount and issuance costs	4,005	—
Non-GAAP net income	$19,615	$12,910

Weighted average shares used to compute net loss per share	116,730	110,904
Effect of dilutive shares	13,364	12,912
Non-GAAP weighted average shares used to compute non-GAAP net income per share	130,094	123,816

Net loss per share	$(0.04)	$(0.02)
Adjustments	0.19	0.12
Non-GAAP net income per share	$0.15	$0.10

CHEGG, INC.
RECONCILIATION OF FORWARD-LOOKING NET LOSS TO EBITDA AND ADJUSTED EBITDA
(in thousands)
(unaudited)

	Three Months Ending June 30, 2019	Year Ending December 31, 2019
Net loss	$(10,400)	$(27,800)
Interest expense, net	13,400	44,800
Provision for income taxes	900	3,200
Depreciation and amortization expense	7,600	30,700
EBITDA	11,500	50,900
Share-based compensation expense	15,800	65,000
Other income, net	(1,600)	(6,200)
Acquisition-related compensation costs	1,800	7,300
Donation from Chegg Foundation	—	1,500
Adjusted EBITDA*	$27,500	$118,500

* Adjusted EBITDA guidance for the three months ending June 30, 2019 and the year ending December 31, 2019 represents the midpoint of the ranges of $27 million to $28 million and $117 million to $120 million, respectively.